UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2005

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This amendment to the Current Report on Form 8-K originally dated November 4, 2005, is being filed in order to include the historical financial statements of the Hard Disk and Tape Drive Controller business of QLogic Corporation (the “Business”) and the unaudited pro form financial information listed below.

Item 9.01   Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The following financial statements of the Business are included in this report:

Audited statement of net assets to be sold as of April 3, 2005 and statements of direct revenues and direct operating expenses for the year ended April 3, 2005.

Unaudited condensed statement of net assets to be sold as of October 2, 2005 and unaudited condensed statements of direct revenues and direct operating expenses for the six months ended October 2, 2005 and September 26, 2004.

The Business was not operated as a stand-alone business, but was an integrated part of the consolidated business of QLogic Corporation.  As such, no separate audited financial statements of the Business have ever been prepared and QLogic has not maintained the distinct and separate accounts necessary to prepare the full financial statements of the Business.  Accordingly, complete financial statements of the Business have not been prepared as it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

(b)           Pro Forma Financial Information

The following unaudited pro forma condensed financial information is being filed herewith:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of July 30, 2005.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the six months ended July 30, 2005 and year ended January 29, 2005.

(d)           Exhibits

2.1*         Asset Purchase Agreement dated as of August 29, 2005, by and among QLogic Corporation, Marvell Technology Group Ltd. and Marvell International Ltd. (incorporated by reference from Exhibit 2.1 to Marvell’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 8, 2005).

23.1         Consent of Independent Registered Public Accounting Firm

99.1*       Registration Rights Agreement dated November 4, 2005 between Marvell Technology Group Ltd. and QLogic Corporation.

*              Filed previously

ITEM 9.01(a)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

QLogic Corporation:

We have audited the accompanying statement of net assets to be sold as of April 3, 2005 and the related statement of direct revenues and direct operating expenses for the year ended April 3, 2005 of the Hard Disk and Tape Drive Controller business of QLogic Corporation (the “Business”).  These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets to be sold and the direct revenues and direct operating expenses of the Business, pursuant to the basis of presentation as described in Note 2, and are not intended to be a complete presentation of the Business’ financial position, results of operations, or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of April 3, 2005, and the Business’ direct revenues and direct operating expenses for the year ended April 3, 2005, as described in Note 2, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Costa Mesa, California
August 28, 2005, except as to Note 11, which is as of November 4, 2005

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

STATEMENT OF NET ASSETS TO BE SOLD

April 3, 2005

2005
(In thousands)

Assets:
Inventories	$7,133
Property and equipment, net	6,021
Goodwill	312

Total assets	13,466

Liabilities:
Deferred rent liability	865

Net assets to be sold	$12,601

See accompanying notes to financial statements.

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES

Year Ended April 3, 2005

2005
(In thousands)

Direct revenues	$143,185
Direct cost of revenues	57,247

Gross profit	85,938

Direct operating expenses:
Engineering and development	14,441
Sales and marketing	4,894
General and administrative	1,241

Total direct operating expenses	20,576

Excess of direct revenues over direct operating expenses	$65,362

See accompanying notes to financial statements.

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

NOTES TO FINANCIAL STATEMENTS

April 3, 2005

Note 1.  Description of Business

   General Business Information

The Hard Disk and Tape Drive Controller Business (the Business) is comprised of a group of products within QLogic Corporation (QLogic).  The Business designs and supplies controller chips for data storage peripherals, such as hard disk drives and tape drives. The Business markets and distributes its products primarily to original equipment manufacturers through an independent sales representative firm.

Note 2.  Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by QLogic.  The Business was not operated as a separate entity, but was an integrated part of QLogic’s consolidated business.

The statement of net assets to be sold includes only the specific assets and liabilities related to the Business that are expected to be sold.  The statement of direct revenues and direct operating expenses includes the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of the products comprising the Business.  Direct expenses included in the accompanying financial statements include salaries and wages, fringe benefits, depreciation, rent and other expenses.  The statement also includes an allocation of certain engineering and development costs attributable to the design of the products comprising the Business.  QLogic management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgement, a requirement for more or fewer employees, or other factors.  Future results of operations and financial position could differ materially from the historical amounts presented herein.  The statement of direct revenues and direct operating expenses do not include interest income, income taxes or any other indirect expenses not noted above.  Complete financial statements were not prepared as the Business was not maintained as a separate reporting unit.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the Business’ financial statements and accompanying notes. Actual results could differ from these estimates.

All significant intercompany transactions and balances have been eliminated from these financial statements.

Note 3.  Summary of Significant Accounting Policies

   Revenue Recognition

The Business recognizes revenue from product sales when the following fundamental criteria are met:  (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.

For all sales, the Business uses a binding purchase order or a signed agreement as evidence of an arrangement.  Delivery occurs when goods are shipped and title and risk of loss transfers to the customer, in accordance with the terms specified in the arrangement with the customer. The customer’s obligation to pay and the payment terms are set at the time of shipment and are not dependent on the subsequent resale of the Business’ product. However, certain of the Business’ sales are made to distributors under agreements which contain a limited right to return for unsold product and price protection provisions. The Business recognizes revenue from these distributors when the product is sold by the distributor to a third party.  At times, the Business provides standard incentive programs to its distributor customers and accounts for such programs in accordance with Emerging Issues Task Force Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).”  Accordingly, the Business accounts for its competitive pricing incentives, which generally reflect front-end price adjustments, as a reduction of revenue at the time of sale, and rebates as a reduction of revenue in the period the related revenue is recorded based on the specific program criteria.

   Direct cost of revenues

Direct cost of revenues includes all variable and fixed costs associated with manufacturing and testing the product, including the cost of goods purchased from third parties, direct labor, indirect labor, packaging supplies and fixed costs such as depreciation.

   Direct engineering and development

Direct engineering and development costs consist of costs related to the development of new products and process technology and are expensed as incurred.  Direct engineering and development costs includes certain expenses allocated to the Business based upon specific identification of expenses incurred or management estimates of resources utilized.

   Direct sales and marketing expenses

Direct sales and marketing expenses consists primarily of commissions to an independent sales representative firm and the costs of various direct marketing activities.

   Direct general and administrative expenses

Direct general and administrative expenses consist of facility costs directly related to or allocable to the Business.

    Bad Debt Expense

Bad debt expense is recorded for estimated losses resulting from the inability of the Business’ customers to make required payments.  This expense is determined by analyzing specific customer accounts and applying historical loss rates to the remaining balance of unpaid customer accounts.  Bad debt expense is not material to the accompanying statement of direct revenues and direct operating expenses.

    Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

    Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over estimated useful lives of two to five years for property and equipment. Leasehold improvements are amortized on a straight-line basis over the lease term.

Depreciation expense included in the accompanying statement of direct revenues and direct operating expenses was $1,140,000.

     Impairment of Goodwill and Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” requires that goodwill and intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, or more frequently when events or changes in circumstances indicate that the asset might be impaired.

In accordance with the provisions of SFAS No. 142, the goodwill was tested for impairment as of April 3, 2005.  The two-step impairment test defined in SFAS No. 142 was used to identify potential goodwill impairments and to measure the amount of any goodwill impairment loss to be recognized. During the first step of the impairment analysis, the fair value of the Business was compared to its net book value.  It was determined that there was no impairment of goodwill since the estimated fair value of the Business exceeded its carrying value as of April 3, 2005.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Recoverability of assets to be held and used is measured by the comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   Warranty

The Business’ products typically carry a warranty for 90 days.  Warranty expense is not material to the accompanying statement of direct revenues and direct operating expenses.

Note 4.  Inventories

Components of inventories are as follows:

2005
(In thousands)
Raw materials	$2,833
Finished goods	4,300
$7,133

Note 5.  Property and Equipment

Components of property and equipment are as follows:

2005
(In thousands)
Machinery and equipment	$3,741
Semiconductor tooling	3,482
Leasehold improvements	1,542
Furniture and fixtures	248
9,013
Less accumulated depreciation and amortization	2,992
$6,021

Note 6.  Goodwill

Goodwill included in the accompanying statement of net assets to be sold represents the portion of the QLogic corporate goodwill that was allocated to the Business based on relative fair value.

Note 7.  Product Revenues, Geographic Revenues and Significant Customers

   Product Revenues

The Business designs and supplies controller chips for hard disk drives and tape drives. These products generally utilize the Small Computer Systems Interface (SCSI) or Fibre Channel technology standards.  A summary of the components of the Business’ net revenues is as follows:

2005
(In thousands)
SCSI products	$84,830
Fibre Channel products	58,355
$143,185

   Geographic Revenues

Revenues by geographic area are presented based upon the country of destination. No other country represented 10% or more of net revenues for the period presented.  Net revenues by geographic area are as follows:

2005
(In thousands)
Japan	$76,993
Vietnam	22,069
Philippines	21,530
Rest of world	22,593
$143,185

   Significant Customers

A summary of the Business’ customers, including their manufacturing subcontractors, that represent 10% or more of net revenues is as follows:

2005
Fujitsu	62%
Hitachi	28%

Note 8.  Corporate Overhead Costs

Corporate overhead costs relating to functions such as executive, finance, accounting, human resources, legal and information technology have not been allocated to the Business because these costs are not separately identified in the accounting records for the Business.  In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the Business operating independently from QLogic.

Note 9.  Employee Retirement Savings Plan

QLogic has established a pretax savings and profit sharing plan under Section 401(k) of the Internal Revenue Code for substantially all domestic employees.  Under the plan, eligible employees are able to contribute up to 15% of their compensation. QLogic contributions match up to 3% of a participant’s compensation.  QLogic’s direct contributions on behalf of employees included in the accompanying financial statements are $240,000.

Note 10.  Commitments and Contingencies

Leases

The Business leases its facility under an operating lease agreement which was entered into in October 2004.  A summary of the future minimum lease commitments under this non-cancelable operating lease is as follows:

Fiscal Year	(In thousands)
2006	$756
2007	774
2008	791
2009	809
2010	409
Total future minimum lease payments	$3,539

Rent expense for fiscal 2005 was $354,000.

Indemnifications

The Business indemnifies certain of its customers against claims that products purchased from the Business infringe upon a patent, copyright, trademark or trade secret of a third party. In the event of such a claim, the Business agrees to pay all litigation costs, including attorney fees, and any settlement payments or damages awarded directly related to the infringement. The indemnification provisions generally do not expire. The Business is not currently defending any intellectual property infringement claims and has not been informed of any pending infringement claims. Accordingly, the Business has not recorded a liability related to such indemnifications.

Note 11.  Subsequent Event

On August 29, 2005, QLogic entered into a definitive agreement to sell the Business to Marvell Technology Group Ltd. (“Marvell”) for $225 million, consisting of $180 million in cash and $45 million in Marvell’s common stock.  The agreement provides for $12 million of the consideration to be placed in escrow to secure QLogic’s obligations under certain representation and warranty provisions.  The transaction was completed on November 4, 2005.

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

CONDENSED STATEMENTS OF NET ASSETS TO BE SOLD

(Unaudited)

	October 2	April 3
	2005	2005
	(In thousands)

Assets:
Inventories	$6,627	$7,133
Property and equipment, net	6,532	6,021
Goodwill	312	312

Total assets	13,471	13,466

Liabilities:
Deferred rent liability	789	865

Net assets to be sold	$12,682	$12,601

See accompanying notes to condensed financial statements.

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

CONDENSED STATEMENT OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES

(Unaudited)

	Six Months Ended
	October 2	September 26
	2005	2004
	(In thousands)

Direct revenues	$81,492	$63,469
Direct cost of revenues	34,546	25,278

Gross profit	46,946	38,191

Direct operating expenses:
Engineering and development	6,900	7,042
Sales and marketing	2,545	2,312
General and administrative	533	445

Total direct operating expenses	9,978	9,799

Excess of direct revenues over direct operating expenses	$36,968	$28,392

See accompanying notes to condensed financial statements.

HARD DISK AND TAPE DRIVE CONTROLLER BUSINESS

OF QLOGIC CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 1.  Description of Business

   General Business Information

The Hard Disk and Tape Drive Controller Business (the Business) is comprised of a group of products within QLogic Corporation (QLogic).  The Business designs and supplies controller chips for data storage peripherals, such as hard disk drives and tape drives. The Business markets and distributes its products primarily to original equipment manufacturers through an independent sales representative firm.

Note 2.  Basis of Presentation

The accompanying financial statements have been prepared from the books and records maintained by QLogic.  The Business was not operated as a separate entity, but was an integrated part of QLogic’s consolidated business.  In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments necessary to fairly present the net assets to be sold and the direct revenues and direct operating expenses of the Business. The direct revenues and direct operating expenses for the six months ended October 2, 2005 are not necessarily indicative of the results that may be expected for the entire fiscal year.

The statement of net assets to be sold includes only the specific assets and liabilities related to the Business that are expected to be sold.  The statement of direct revenues and direct operating expenses includes the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of the products comprising the Business.  Direct expenses included in the accompanying financial statements include salaries and wages, fringe benefits, depreciation, rent and other expenses.  The statement also includes an allocation of certain engineering and development costs attributable to the design of the products comprising the Business.  QLogic management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgement, a requirement for more or fewer employees, or other factors.  Future results of operations and financial position could differ materially from the historical amounts presented herein.  The statement of direct revenues and direct operating expenses do not include interest income, income taxes or any other indirect expenses not noted above.  Complete financial statements were not prepared as the Business was not maintained as a separate reporting unit.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in the Business’ financial statements and accompanying notes. Actual results could differ from these estimates.

All significant intercompany transactions and balances have been eliminated from these financial statements.

   Direct cost of revenues

Direct cost of revenues includes all variable and fixed costs associated with manufacturing and testing the product, including the cost of goods purchased from third parties, direct labor, indirect labor, packaging supplies and fixed costs such as depreciation.

   Direct engineering and development

Direct engineering and development costs consist of costs related to the development of new products and process technology and are expensed as incurred.  Direct engineering and development costs includes certain expenses allocated to the Business based upon specific identification of expenses incurred or management estimates of resources utilized.

   Direct sales and marketing expenses

Direct sales and marketing expenses consists primarily of commissions to an independent sales representative firm and the costs of various direct marketing activities.

   Direct general and administrative expenses

Direct general and administrative expenses consist of facility costs directly related to or allocable to the Business.

    Corporate Overhead Costs

Corporate overhead costs relating to functions such as executive, finance, accounting, human resources, legal and information technology have not been allocated to the Business because these costs are not separately identified in the accounting records for the Business.  In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the Business operating independently from QLogic.

Goodwill

Goodwill included in the accompanying statement of net assets to be sold represents the portion of the QLogic corporate goodwill that was allocated to the Business based on relative fair value.

Note 3.  Inventories

Components of inventories are as follows:

	October 2,	April 3,
	2005	2005
	(In thousands)
Raw materials	$2,469	$2,833
Finished goods	4,158	4,300
	$6,627	$7,133

Note 4.  Subsequent Event

On August 29, 2005, QLogic entered into a definitive agreement to sell the Business to Marvell Technology Group Ltd. (“Marvell”) for $225 million, consisting of $180 million in cash and $45 million in Marvell’s common stock.  The agreement provides for $12 million of the consideration to be placed in escrow to secure QLogic’s obligations under certain representation and warranty provisions.  The transaction was completed on November 4, 2005.

ITEM 9.01(b)         PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

OF MARVELL TECHNOLOGY GROUP LTD AND THE HARD DISK AND TAPE

DRIVE CONTROLLER BUSINESS OF QLOGIC CORPORATION

	Historical
	Marvell at	QLogic Business at	Pro Forma
	July 30,	October 2,	Adjustments		Pro Forma
	2005	2005	(Note 3)		Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$251,987	$—	$(184,032	)(b)	$67,955
Short-term investments	595,077	—	—		595,077
Accounts receivable, net	210,209	—	—		210,209
Inventories	114,187	6,627	12,986	(i)	133,800
Prepaid expenses and other current assets	85,250	—	—		85,250
Total current assets	1,256,710	6,627	(171,046)		1,092,291
Property and equipment, net	210,427	6,532			216,959
Goodwill	1,480,225	312	90,848	(a)(e)	1,571,385
Acquired intangible assets	40,899	—	123,300	(f)	164,199
Other noncurrent assets	52,700	—	—		52,700
Total assets	$3,040,961	$13,471	$43,102		$3,097,534

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$139,674	$—	$—		$139,674
Accrued liabilities	54,060	789	2,131	(d)	56,980
Income taxes payable	4,150	—	—		4,150
Deferred income	17,660	—	—		17,660
Current portion of capital lease obligations	15,840	—	—		15,840
Total current liabilities	231,384	789	2,131		234,304
Capital lease obligations	21,678	—	—		21,678
Non-current income taxes payable	63,841	—	—		63,841
Other long-term liabilities	33,675	—	—		33,675
Total liabilities	350,578	789	2,131		353,498

Shareholders’ equity:
Common stock	564	—	2	(c)	566
Additional paid-in capital	3,086,751	—	45,581	(c)	3,132,332
Deferred stock-based compensation	(1,966)	—	—		(1,966)
Accumulated other comprehensive loss	(2,682)	—	—		(2,682)
Retained earnings (accumulated deficit)	(392,284)	12,682	(4,612	)(a)(h)	(384,214)
Total shareholders’ equity	2,690,383	12,682	40,971		2,744,036
Total liabilities and shareholders’ equity	$3,040,961	$13,471	$43,102		$3,097,534

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF

OPERATIONS OF MARVELL TECHNOLOGY GROUP LTD AND THE HARD DISK AND TAPE

DRIVE CONTROLLER BUSINESS OF QLOGIC CORPORATION

	Historical
	Marvell	QLogic Business
	Six Months	Six Months
	Ended	Ended	Pro Forma
	July 30,	October 2,	Adjustments		Pro Forma
	2005	2005	(Note 3)		Combined
	(in thousands, except for per share amounts)

Net revenue	$755,224	$81,492	$—		$836,716
Operating expenses:
Cost of goods sold (1)	358,890	34,546	—		393,436
Research and development (1)	145,062	6,900	—		151,962
Selling and marketing (1)	42,264	2,545	—		44,809
General and administrative (1)	15,078	533	—		15,611
Amortization of stock-based compensation	1,388	—	—		1,388
Amortization/write-off of acquired intangible assets and other	39,512	—	30,850	(g)	70,362
Total operating expenses	602,194	44,524	30,850		677,568
Operating income	153,030	36,968	(30,850)		159,148
Interest and other income, net	7,996	—	(2,236	)(j)	5,760
Income before income taxes	161,026	36,968	(33,086)		164,908
Provision for income taxes	20,192	—	—		20,192
Net income	$140,834	$36,968	$(33,086)		$144,716

Basic net income per share	$0.50				$0.52
Diluted net income per share	$0.45				$0.46

Weighted average shares — basic	279,855		980		280,835
Weighted average shares — diluted	311,921		980		312,901

(1) Excludes amortization of stock-based compensation

Cost of goods sold	$12				$12
Research and development	879				879
Selling and marketing	268				268
General and administrative	229				229
	$1,388				$1,388

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF

OPERATIONS OF MARVELL TECHNOLOGY GROUP LTD AND THE HARD DISK AND TAPE

DRIVE CONTROLLER BUSINESS OF QLOGIC CORPORATION

	Historical
	Marvell	QLogic Business
	Year	Year
	Ended	Ended	Pro Forma
	January 29,	April 3,	Adjustments		Pro Forma
	2005	2005	(Note 3)		Combined
	(in thousands, except for per share amounts)

Net revenue	$1,224,580	$143,185	$—		$1,367,765
Operating expenses:
Cost of goods sold (1)	581,757	57,247	—		639,004
Research and development (1)	263,261	14,441	—		277,702
Selling and marketing (1)	76,570	4,894	—		81,464
General and administrative (1)	32,220	1,241	—		33,461
Amortization of stock-based compensation	3,977	—	—		3,977
Amortization/write-off of acquired intangible assets and other	102,534	—	61,700	(g)	164,234
Facilities consolidation	2,414	—	—		2,414
Total operating expenses	1,062,733	77,823	61,700		1,202,256
Operating income	161,847	65,362	(61,700)		165,509
Interest and other income, net	7,657	—	(3,121	)(j)	4,536
Income before income taxes	169,504	65,362	(64,821)		170,045
Provision for income taxes	27,843	—	—		27,843
Net income	$141,661	$65,362	$(64,821)		$142,202

Basic net income per share	$0.53				$0.53
Diluted net income per share	$0.47				$0.47

Weighted average shares — basic	269,687		980		270,667
Weighted average shares — diluted	299,012		980		299,992

(1) Excludes amortization of stock-based compensation

Cost of goods sold	$85				$85
Research and development	2,473				2,473
Selling and marketing	462				462
General and administrative	957				957
	$3,977				$3,977

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The following unaudited pro forma condensed combined consolidated financial information gives the effect to the acquisition of the hard disk and tape drive controller business (the “Business”) of QLogic Corporation (“QLogic”) by Marvell Technology Group Ltd. (“Marvell”). The acquisition will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.”  Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of the Business acquired in connection with the asset purchase agreement (“APA”), based on the fair values as of the completion of the acquisition.  Management has estimated the fair value of assets acquired from the Business.  In determining these fair values, management has considered the net realizable value attributable to net tangible and intangible assets of the Business.  Management’s final valuation of the fair value of assets acquired was based on the actual net tangible and intangible assets of the Business that exist as of the date of the completion of the acquisition.

The Business was not operated as a stand-alone business, but was an integrated part of QLogic’s consolidated business.  As such, no separate audited financial statements of the Business have ever been prepared and QLogic has not maintained the distinct and separate accounts necessary to prepare the full financial statements of the Business.  The statements of net assets to be sold include only the specific assets and liabilities related to the Business that were sold to Marvell.  The statements of direct revenues and direct operating expenses include the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of the products comprising the Business.  Direct expenses included in the accompanying financial statements also include an allocation of certain engineering and development costs attributable to the design of the products comprising the Business.  QLogic management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors.  Future results of operations and financial position could differ materially from the historical amounts presented herein.  The statements of direct revenues and direct operating expenses of the Business do not include interest income, income taxes or any other indirect expenses not noted above.  Complete financial statements for the Business were not prepared as the Business was not maintained as a separate reporting unit and therefore it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined consolidated balance sheet as of July 30, 2005 gives the effect to the acquisition as if it occurred on July 30, 2005 and, due to the different fiscal period ends, combines the historical balance sheet of Marvell at July 30, 2005 and the condensed statement of net assets to be sold of the Business at October 2, 2005.  The Marvell consolidated balance sheet information was derived from its unaudited July 30, 2005 consolidated balance sheet included in its Quarterly Report on 10-Q for the fiscal quarter ended July 30, 2005.  The statement of net assets to be sold of the Business included therein was derived from the unaudited condensed statement of net assets to be sold of the Business as of October 2, 2005 included herein.

The unaudited pro forma condensed combined consolidated statement of operations for the six months ended July 30, 2005 and year ended January 29, 2005 are presented as if the transaction was consummated on February 1, 2004 and, due to different fiscal period ends, combines the historical results of Marvell for the six months ended July 30, 2005 and year ended January 29, 2005 and the historical results of the Business for the six months ended October 2, 2005 and year ended April 3, 2005.  The results of Marvell’s consolidated statement of operations for the six months ended July 30, 2005 were derived from its unaudited statement of operations included in its Quarterly Reports on Form 10-Q for the fiscal quarter ended July 30, 2005 and the results of the Marvell’s consolidated statement of operations for the year ended January 29, 2005 were derived from its Annual Report on Form 10-K for the fiscal year ended January 29, 2005.  The statement of direct revenues and direct operating expenses of the Business for the six months ended October 2, 2005 were derived from the unaudited financial statements included herein and the statement of direct revenues and direct operating expenses of the Business for the year ended April 3, 2005 were derived from the audited financial statements included herein.

The unaudited pro forma condensed combined financial statements have been prepared by Marvell management for illustrative purposes only and is not necessarily indicative of the condensed consolidating financial position or the results of operations in future periods or the results that actually would have been realized had Marvell and the Business been a combined company during the specified periods.  The pro forma adjustments are based on the information available at the time of the preparation of this statement.  The unaudited pro forma condensed combined consolidated financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Marvell included in its Form 10-K for the fiscal year ended January 29, 2005 filed with the Securities and Exchange Commission and Form 10-Q for the fiscal quarter ended July 30, 2005 filed with the Securities and Exchange Commission.

Marvell acquired certain assets and intellectual property of QLogic.  The acquired Business designs and supplies controller chips for data storage peripherals, such as hard disk and tape drives.  The products are marketed and distributed primarily to original equipment manufacturers.

2. Purchase price allocation

On November 4, 2005, Marvell acquired the hard disk and tape drive controller semiconductor business (the “Business”) of QLogic Corporation.  Under terms of the agreement, Marvell issued a combination of $184.0 million in cash and 980,499 shares of its common stock valued at $45.6 million for total consideration of $229.6 million.

The preliminary estimated purchase price of the Business is estimated to be approximately $232.5 million, which has been determined as follows (in 000’s):

Cash	$184,032
Value of Marvell common stock issued	45,583
Estimated transaction costs	2,920
Total estimated purchase price	$232,535

The value of the 980,499 shares of Marvell common stock issued was determined based on the average price of Marvell common stock over a 5-day period including the two days before and after August 29, 2005 (the announcement date), or $46.49 per share.

Under the purchase method of accounting, the total estimated purchase price as shown in the table is allocated to the Business’ net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition.  Based on management estimates of the fair values acquired as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements, the preliminary estimated purchase price allocation is as follows (in 000’s):

Net tangible assets acquired	$25,215
Amortizable intangible assets:
Existing technology	42,700
Core technology	26,400
Customer relationships	54,200
In-process technology	4,300
Goodwill	79,720
Total estimated purchase price allocation	$232,535

Existing technology comprises of products which have reached technological feasibility and includes the fibre channel hard disk controller (“HDC”), Small Computer System Interface (“SCSI”) HDC and the tape drive products of the hard disk and tape drive controller business of QLogic.  Marvell expects to amortize the existing technology for the fibre channel HDC and SCSI HDC on a straight-line basis over an average estimated life of 1 year while the existing technology for the tape drive products is expected to be amortized on a straight-line basis over an average estimated life of 2 years.

Core technology represents the subset of existing and in-process technology.  The core technology represents the technology that is embedded in the existing technology that must be separately valued.  Marvell expects to amortize the core technology on a straight-line basis over an average estimated life of 3 years.

Customer relationships represent future projected revenue that will be derived from sales of future versions of existing products that will be sold to existing customers.  Marvell expects to amortize customer relationships on a straight-line basis over an average estimated life of 4 years.

Of the total estimated purchase price, a preliminary estimate of $4.3 million has been allocated to in-process research and development (“IPRD”) based upon management’s estimate of the fair values of assets acquired and will be charged to expense in the quarter ending January 28, 2006.

The Business is currently developing new products that qualify as IPRD.  Projects that qualify as IPRD represent those that have not reached technological feasibility and which have no alternative use and therefore shall be immediately written-off.

The preliminary value assigned to in-process research and technology was determined by considering the importance of products under development to the overall development plan, estimating costs to develop the purchased IPRD into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value.  The fair values of IPRD were determined using the income approach, which discounts expected future cash flows to present value.  The discount rates used in the present value calculations were derived from a weighted-average cost of capital analysis, adjusted to reflect additional risks related to the product’s development and success as well as the product’s stage of completion.  A discount rate of 21.0% was used for IPRD and rates between 13.0% and 18.3% were used for intangible assets.

At the time of the acquisition, we estimated that projects were approximately 25.0% complete with aggregate costs to complete of $2.7 million.  The projects were in process and expected to be completed in October 2006.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable.  Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur.  Accordingly, actual results may vary from the projected results.

Of the total estimated purchase price, approximately $79.7 million has been allocated to goodwill.  Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets.

In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill resulting from business combinations subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present).  In the event that management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)   Adjustment to remove corporate goodwill of $0.3 million allocated to the Business by QLogic.

(b)   Adjustment to record payment of $184.0 million in cash.

(c)   Adjustment to record increase in shareholders’ equity of Marvell as a result of the issuance of common shares.

(d)   Adjustment to record estimated transaction costs of $2.9 million and to remove the deferred rent liability of $0.8 million.

(e)   Adjustment to record intangible assets of $123.3 million.

(f)    Adjustment to record goodwill.

(g)   Adjustment to record amortization of the acquired intangible assets.

(h)   Adjustment to record in-process research and development charge of $4.3 million.  This adjustment is a non-recurring charge and therefore has been reflected in the pro forma balance sheet only.

(i)    Adjustment to record inventory at fair value.

(j)    Adjustment to reduce interest income for cash used in acquisition.

4. Unaudited pro forma combined net income per share

Shares used in the pro forma combined net income per share calculation reflect the addition of 980,499 shares of Marvell voting common stock estimated to be issued to QLogic as if they were outstanding from February 1, 2004.  The 980,499 shares were determined in accordance with the APA whereby the issuance price was determined based on the average of the per share closing prices of Marvell common stock for the ten consecutive trading day period ending one trading day prior to the closing date and the $45.0 million aggregate fair market value of the common stock to be issued to QLogic under the APA.  The closing date was November 4, 2005 and the price used to determine the number of shares to issue was $45.90 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2006

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1*

Asset Purchase Agreement dated as of August 29, 2005, by and among QLogic Corporation, Marvell Technology Group Ltd. and Marvell International Ltd. (incorporated by reference from Exhibit 2.1 of Marvell’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 8, 2005).

23.1	Consent of Independent Registered Public Accounting Firm
99.1*	Registration Rights Agreement dated November 4, 2005 between Marvell Technology Group Ltd. and QLogic Corporation.

*              Filed previously